EXHIBIT 99.1

EDCI Holdings, Inc. Announces Intent to Voluntarily Delist and Deregister its Common Stock

NEW YORK, (Friday), October 22, 2010 /PRNewswire / -- EDCI Holdings, Inc. (Nasdaq: EDCI) (the “Company” or “EDCI”), today announced that it has notified the NASDAQ Stock Market (the “NASDAQ”) of its intent to voluntarily delist its common stock from the NASDAQ, in furtherance of its previous public announcement that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and cease its reporting obligations with the Securities and Exchange Commission (“SEC”).  The notice to the NASDAQ has been filed in anticipation of a favorable vote by the Company’s stockholders at a special meeting to be held on November 8, 2010 on a proposal to effect a 1-for-1,400 reverse stock split of the Company’s common stock, followed immediately by a 1,400-for-1 forward stock split, for the purpose of reducing the number of EDCI stockholders to less than 300 such that EDCI can deregister its common stock pursuant to applicable Exchange Act rules and cease SEC reporting obligations  (the “Split Transaction”).

The decision to voluntarily delist and deregister the Company’s common stock was made in conjunction with the implementation of the Company’s previously announced plan of dissolution and will reduce expenses on an annual basis associated with the Company’s NASDAQ listing and compliance with SEC reporting requirements, which include legal, accounting, and other administrative fees, particularly with respect to the Sarbanes-Oxley Act of 2002.  As a result, EDCI does not believe the benefits of having its common stock listed on the NASDAQ and registered with the SEC outweigh the associated annual costs, especially since the Company is in dissolution.  Management believes that the expense reductions inherent in delisting and deregistering the common stock will benefit the Company and its stockholders and ultimately will serve to maximize, to the greatest extent possible, the Company’s dissolution distributions to its stockholders.  We refer stockholders to the Proxy Statement on Schedule 14A filed with the SEC on October 12, 2010 for a further discussion the of rationale for the Split Transaction.

EDCI anticipates that it will file a Form 25 with the SEC relating to the delisting of its common stock on or about November 1, 2010, if it is evident that the Company’s stockholders are likely to approve the Split Transaction.  In this regard, EDCI expects that the last day of trading of its common stock on the NASDAQ will be on or about November 1, 2010.  EDCI’s expects its common stock still will be eligible to trade in the Pink Sheets on or about November 2, 2010.

Stockholders are referred to the Proxy Statement on Schedule 14A filed with the SEC on October 12, 2010 for a further discussion of the Split Transaction.

About EDCI Holdings, Inc.

EDCI Holdings, Inc. (Nasdaq: EDCI) is engaged in carrying-out its Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which was approved by EDCI’s stockholders on January 7, 2010.  EDCI is also the majority equity-holder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market. For more information, please visit www.edcih.com.

Cautionary Statement About Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, without limitation, statements regarding the completion of the split transaction described herein, the proposed terms of the reverse and forward stock splits, including the ratios and purchase price for fractional shares, the timing and effectiveness of the split transaction and the deregistration and delisting of EDCI’s common stock, and the timing of certain actions contemplated by the Plan of Dissolution.  When used in this press release, the words “anticipates,” “will,” “expects,” or “intends to” and other similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements.  Such differences may be caused by factors such as, but not limited to, EDCI’s ability to sell or monetize its assets in a timely manner or at all pursuant to its Plan of Dissolution; EDCI’s ability to settle, make reasonable provision for, or otherwise resolve its liabilities and obligations; a change in economic conditions; the risks associated with EDCI’s dependence on Universal Music Group’s cooperation regarding any transaction involving EDC; and our Board of Director’s ability to abandon or delay the implementation of the split transaction and/or the Plan of Dissolution.  More information about these and other important factors that could affect our business and financial results is included in the Company’s reports filed with the SEC, including our quarterly report on Form 10-Q we filed with the SEC on August 10, 2010, our annual report on Form 10-K we filed with the SEC on March 5, 2010, and the definitive proxy statements we filed with the SEC on May 3 and October 12, 2010, as well as EDCI’s other filings with the SEC. EDCI undertakes no obligation to publicly update or revise any forward-looking statements.

Source: EDCI Holdings, Inc.

CONTACT: Matthew K. Behrent, Executive Vice President of Corporate Development, at (646) 201-9549 or Kyle E. Blue, Treasurer at (317) 348-1940.

Web site: www.edcih.com